EXHIBIT 23.3

                       Consent of Bardaglio, Hart & Shuman


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
New England Community Bancorp, Inc.
Windsor, Connecticut


     We hereby consent to the use of our report dated January 12, 1996 in the Registration Statement (Form S-4) of New England Community Bancorp, Inc. and the reference to us in the section of the Registration Statement designated "Experts".

                                            Sincerely,

                                            /s/ Bardaglio, Hart & Shuman
                                            ----------------------------
                                            BARDAGLIO, HART & SHUMAN

Windsor Locks, Connecticut
March 25, 1996